UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2022, the Board of Directors of Eagle Bancorp Montana, Inc. (the “Company”) approved a revised form of Change in Control Agreement with executive officers. Changes from the previous form of Change in Control Agreement include, among other things, an automatic extension of the agreement in the event a change in control agreement is entered into, certain adjustments to the definition of change in control, and a requirement for executives to execute a release of claims prior to receiving any benefits. The revised form of agreement is included as Exhibit 10.1 to this Form 8-K Current Report, superseding and replacing Exhibit 10.2 incorporated by reference in the Form 10-K annual report of Eagle Bancorp Montana, Inc. for the year ended December 31, 2021. Eagle Bancorp Montana, Inc. expects to enter into the revised form of Change in Control Agreement with each of its executive officers other than the Chief Executive Officer.

The foregoing description of the form of Change in Control Agreement is qualified in its entirety by reference to the form of Change in Control Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

10.1	Form of Change in Control Agreement between Opportunity Bank of Montana and executive officers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: September 28, 2022	By:	/s/ Peter J. Johnson
Peter J. Johnson
Chief Executive Officer

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